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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
EVEREN Capital Corporation

  We consent to the use in this Registration Statement on Form S-1 of EVEREN Capital Corporation ("EVEREN") of our report dated February 23, 1996 (March 28, 1996, as to the second paragraph of Note 23), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 23, 1996, relating to the 1995 financial statement schedule appearing elsewhere in this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          Deloitte & Touche LLP

Chicago, Illinois

September 25, 1996